QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Registration Statement on Amendment No. 6 to Form S-1 of our reports dated March 19, 2009, except for Note 19, "Subsequent Events: Reverse Stock Split," which is as of March 31, 2009, relating to the consolidated financial statements and financial statement schedule of Bridgepoint Education, Inc. and its subsidiaries, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
San Diego, California
April 9, 2009

QuickLinks

  EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM